UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Newport Center Drive, 12th Floor Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 480-8300

                         Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on December 21, 2015, Matthew Vella resigned as Chief Executive Officer and President of Acacia Research Corporation (the “Company”) and resigned from the Company’s Board of Directors (the “Board”). To assist Marvin Key, the Company’s interim Chief Executive Officer, and the other senior executives during the transition process, the Board created an Office of the Chairman initially comprised of three persons, Robert L. (“Chip”) Harris, Edward W. Frykman and G. Louis Graziadio III. Mr. Harris subsequently retired from the Board on June 9, 2016. Since December 21, 2015, Mr. Graziadio has played a critical role in Board activities and in advising and overseeing the Company’s senior management team.

On August 1, 2016, the Board determined to disband the Office of the Chairman and, upon recommendation of the Nominating and Governance Committee, to appoint Mr. Graziadio as Executive Chairman of the Board, effective immediately. As Executive Chairman, Mr. Graziadio will have authority and duties commensurate with his position and will continue, among other duties, to provide leadership to the Board, identify strategic opportunities for the Company and oversee the Company’s senior management team. In connection with Mr. Graziadio’s appointment as Executive Chairman and the consulting arrangement described below, the Board concluded that Mr. Graziadio would no longer be deemed independent of the Company under the Listing Rules of The Nasdaq Stock Market, LLC. Accordingly, the Board appointed Ted Walsh, an independent member of the Board, to serve as a member of the Compensation Committee, replacing Mr. Graziadio.

Mr. Graziadio will not receive a salary for his service as Executive Chairman (other than compensation to which he is entitled as a director of the Company). Additionally, however, the Board upon recommendation of the Compensation Committee, has approved an arrangement pursuant to which the Company will make a one-time payment of $250,000 to Second Southern Corp. (“Second Southern”), a company wholly owned by Mr. Graziadio and which he serves as President, as reimbursement for costs and expenses incurred by Second Southern in providing resources (including personnel, facilities and supplies) used by Mr. Graziadio in connection with his previous duties as a member of the Office of the Chairman from December 2015 through July 2016.

Under this arrangement going forward, Second Southern will continue to provide such resources in connection with Mr. Graziadio’s performance of his duties as Executive Chairman. Any personnel utilized by Second Southern will be subject to the same confidentiality, insider trading and other restrictions as are applicable to similarly situated employees of the Company. For these continuing services, the Company has agreed to pay Second Southern $250,000 per year (payable on a quarterly basis) to reimburse Second Southern for its expected costs and expenses incurred, which amount will be subject to adjustment in the event that Second Southern’s actual costs and expenses incurred in providing such resources are materially different from the current estimate. The arrangement may be terminated by the parties at any time upon prior written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 5, 2016	ACACIA RESEARCH CORPORATION

	By:	/s/ Edward Treska
Senior Vice President, General Counsel and Secretary

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